UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

INTERLINK ELECTRONICS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

INTERLINK ELECTRONICS, INC.
48389 Fremont Boulevard, Suite 110
Fremont, California 94538

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 10:00 AM Pacific Time on Tuesday, May 19, 2026

Dear Stockholders:

The 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Interlink Electronics, Inc., a Nevada corporation (“Interlink”), will be held on Tuesday, May 19, 2026, at 10:00 AM Pacific Time, at Interlink’s Fremont, California office, located at 48389 Fremont Boulevard, Suite 110 Fremont, California 94538, for the following purposes as more fully described in the accompanying Proxy Statement:

1.	To elect four directors to serve until the 2027 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

2.	To hold an advisory vote on executive compensation;

3.	To ratify the appointment of LMHS, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2026;

4.	To adopt the Interlink Electronics, Inc. 2026 Omnibus Incentive Plan; and

5.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The Board of Directors of Interlink (the “Board”) has fixed the close of business on March 30, 2026 as the record date for the Annual Meeting (the “Record Date”). Only common stockholders of record on the Record Date are entitled to notice of and to vote at the Annual Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying Proxy Statement.

All stockholders are cordially invited to attend the meeting. This year, we have elected to use the Internet as our primary means of providing our proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We are instead sending you a Notice of Internet Availability of Proxy Materials, which contains instructions on how to access our Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2025. The Notice of Internet Availability of Proxy Materials also includes instructions on how you can vote using the Internet or by telephone, and how you can request and receive, free of charge, a printed copy of our proxy materials.

Your vote is important. Whether or not you plan to attend the Annual Meeting, please vote by telephone or the Internet by following the voting procedures described in the proxy materials. If you received printed proxy materials (including a proxy card and postage-paid envelope) and wish to vote by mail, promptly complete, date and sign the proxy card and return it in the envelope.

By order of the Board of Directors,

/s/ Steven N. Bronson
Steven N. Bronson
Chief Executive Officer

Fremont, California
April 2, 2026

I

INTERLINK ELECTRONICS, INC.

PROXY STATEMENT FOR THE
2026 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING VOTING AND SOLICITATION OF PROXIES

Our Board of Directors solicits your proxy for the 2026 Annual Meeting of Stockholders (the “Annual Meeting”), and for any postponement or adjournment of the Annual Meeting, for the purposes described in the “Notice of Annual Meeting of Stockholders.” The table below shows some important details about the Annual Meeting and voting. Additional information is available in the “Frequently Asked Questions” section of the Proxy Statement immediately below the table. We use the terms “Interlink,” “the Company,” “we,” “our” and “us” in this Proxy Statement to refer to Interlink Electronics, Inc., a Nevada corporation.

The Notice of Annual Meeting, Proxy Statement and proxy card and our Annual Report on Form 10-K for the year ended December 31, 2025 (the “2025 Annual Report”) are first being sent or made available on or about April 9, 2026 to owners of shares of our common stock (“Common Stock”), which is our only class of voting securities, on the Record Date.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting

This Proxy Statement and the 2025 Annual Report are available for viewing, downloading and printing on the “Investors – SEC Filings” section of our website at www.interlinkelectronics.com/sec-filings and at www.edocumentview.com/LINK. Certain documents referenced in the Proxy Statement are available on our website. However, we are not including the information contained on our website, or any information that may be accessed by links on our website, as part of, or incorporating it by reference into, this Proxy Statement.

Meeting Details	May 19, 2026, 10:00 AM Pacific Time, at the Fremont, California office of Interlink Electronics, Inc., 48389 Fremont Boulevard, Suite 110, Fremont, California 94538

Record Date	March 30, 2026

Shares Outstanding	There were 15,750,007 shares of Common Stock outstanding and entitled to vote as of the Record Date.

Eligibility to Vote	Holders of our Common Stock at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting. Each stockholder is entitled to one vote for each share of Common Stock held as of the Record Date.

Quorum	A majority of the shares of Common Stock outstanding and entitled to vote, in person or by proxy, as of the Record Date constitutes a quorum. A quorum is required to transact business at the Annual Meeting.

Voting Methods	Stockholders whose common shares are registered in their names with Computershare, our transfer agent (referred to as “Stockholders of Record”) may vote by proxy via the Internet, phone, or mail by following the instructions on the accompanying proxy card. Stockholders of Record may also vote in person at the Annual Meeting by attending the Annual Meeting and casting a ballot. Stockholders whose common shares are held in “street name” by a broker, bank or other nominee (referred to as “Beneficial Owners”) must follow the voting instructions provided by their brokers or other nominees. See “What is the difference between holding shares as a Stockholder of Record and as a Beneficial Owner?” and “How do I vote and what are the voting deadlines?” below for additional information.

Inspector of Elections	We will appoint an Inspector of Elections to determine whether a quorum is present, and to tabulate the votes cast by proxy or in person at the Annual Meeting.

Voting Results	We will announce preliminary results at the Annual Meeting. We will report final results on a Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) and post results on the “Investors – SEC Filings” section of our website at www.interlinkelectronics.com/sec-filings as soon as practicable after the Annual Meeting.

Proxy Solicitation Costs	We will bear the costs of soliciting proxies from our stockholders. These costs include preparing, assembling, printing, mailing and distributing notices, proxy statements, proxy cards and Annual Reports. Our directors, officers and other employees may solicit proxies personally or by telephone, e-mail or other means of communication, and we will reimburse them for any related expenses. We will also reimburse brokers and other nominees for their reasonable out-of-pocket expenses for forwarding proxy materials to the Beneficial Owners of the common shares that the nominees hold in their names.

FREQUENTLY ASKED QUESTIONS

What matters am I voting on?

You will be voting on:

●	The election of four directors to hold office until the 2026 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

●	An advisory vote on executive compensation;

●	A proposal to ratify the appointment of LMHS, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2026;

●	A proposal to approve the Interlink Electronics, Inc. 2026 Omnibus Incentive Plan; and

●	Any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

How does our Board of Directors recommend that I vote?

Our Board of Directors recommends that you vote:

●	FOR the election of the four directors nominated by the Board and named in this Proxy Statement as directors to serve for one-year terms;

●	FOR endorsement of the compensation of our executive officers;

●	FOR the ratification of the appointment of LMHS, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2026; and

●	FOR the approval of the Interlink Electronics, Inc. 2026 Omnibus Incentive Plan.

Will there be any other items of business on the agenda?

If any other items of business or other matters are properly brought before the Annual Meeting, your proxy gives discretionary authority to the persons named on the proxy card with respect to those items of business or other matters. The persons named on the proxy card intend to vote the proxy in accordance with their best judgment. The Board does not intend to bring any other matters to be voted on at the Annual Meeting, and we are not currently aware of any matters that may be properly presented by others for action at the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

Holders of our Common Stock at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting.

A complete list of the stockholders entitled to vote at the Annual Meeting will be available at the Company’s Fremont, California office, located at 48389 Fremont Boulevard, Suite 110, Fremont, California 94538, during regular business hours for the ten days prior to the Annual Meeting. This list will also be available during the Annual Meeting at the meeting location. Stockholders may examine the list for any legally valid purpose related to the Annual Meeting.

What is the difference between holding shares as a Stockholder of Record and as a Beneficial Owner?

Stockholders of Record. If, at the close of business on the Record Date, your shares are registered directly in your name with Computershare, our transfer agent, you are considered the Stockholder of Record with respect to those shares. As the Stockholder of Record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the Annual Meeting.

Beneficial Owners. If your shares are held in a stock brokerage account or by a bank or other nominee on your behalf, you are considered the Beneficial Owner of shares held in “street name.” As the Beneficial Owner, you have the right to direct your broker or nominee how to vote your shares by following the voting instructions your broker or other nominee provides. In general, if you do not provide your broker or nominee with instructions on how to vote your shares, your broker or nominee may, in its discretion, vote your shares with respect to routine matters (e.g., the ratification of the appointment of our independent auditor), but may not vote your shares with respect to any non-routine matters (e.g., the election of directors). Please see “What if I do not specify how my shares are to be voted?” for additional information.

Do I have to do anything in advance if I plan to attend the Annual Meeting and vote in person?

Stockholders of Record. If you are a Stockholder of Record, you do not need to do anything in advance to attend and/or vote your shares in person at the Annual Meeting, but you may be asked to present government-issued photo identification for entrance into the Annual Meeting.

Beneficial Owners. If you are a Beneficial Owner, you may not vote your shares in person at the Annual Meeting unless you obtain a “legal proxy” from your broker or other nominee, who is the Stockholder of Record with respect to your shares. You may still attend the Annual Meeting even if you do not have a legal proxy. You may be asked to present government-issued photo identification for entrance into the Annual Meeting. You will also be asked to provide proof of Beneficial Ownership as of the Record Date, such as the voting instructions you received from your broker or other nominee, or your brokerage statement reflecting ownership of shares as of the Record Date.

How do I vote and what are the voting deadlines?

Stockholders of Record. If you are a Stockholder of Record, then you can vote in one of the following ways:

●	You may vote via the Internet or by telephone. To vote via the Internet or by telephone, follow the instructions provided in the Notice of Internet Availability of Proxy Materials. If you vote via the Internet or by telephone, you do not need to return a proxy card by mail. Internet and telephone voting are available 24 hours a day. Votes submitted through the Internet or by telephone must be received by 1:00 AM Central Time on May 19, 2026. Alternatively, you may request a printed proxy card by following the instructions provided in the Notice of Internet Availability of Proxy Materials.

●	You may vote by mail. If you would like to vote by mail and requested printed proxy materials (which included a proxy card and a postage-paid envelope), you need to complete, date and sign the proxy card and promptly mail it in the postage-paid envelope so that it is received no later than May 18, 2026. You do not need to put a stamp on the envelope if you mail it from within the United States. The persons named on the proxy card will vote the shares you own in accordance with your instructions on the proxy card you mail. If you return the proxy card, but do not give any instructions on a particular matter to be voted on at the Annual Meeting, the persons named on the proxy card will vote the shares you own in accordance with the recommendations of the Board. The Board recommends that you vote FOR each Proposal.

●	You may vote in person. If you plan to attend the Annual Meeting, you may vote by delivering your completed proxy card in person or by completing and submitting a ballot, which will be provided at the Annual Meeting.

Beneficial Owners. If you are the Beneficial Owner of shares held of record by a broker or other nominee, you will receive voting instructions from your broker or other nominee. You must follow the voting instructions provided by your broker or other nominee in order to instruct your broker or other nominee how to vote your shares. The availability of telephone and Internet voting options will depend on the voting process of your broker or other nominee. As discussed above, if you are a Beneficial Owner, you may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy from your broker or other nominee.

May I change my vote or revoke my proxy?

Stockholders of Record. If you are a Stockholder of Record, you may revoke your proxy or change your proxy instructions at any time before your proxy is voted at the Annual Meeting by:

●	entering a new vote by Internet or telephone;

●	signing and returning a new proxy card with a later date;

●	delivering a written revocation to our Secretary at the address listed on the Notice of Annual Meeting accompanying this Proxy Statement; or

●	attending the Annual Meeting and voting in person.

Beneficial Owners. If you are the beneficial owner of your shares, you must contact the broker or other nominee holding your shares and follow their instructions to change your vote or revoke your proxy.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of the Board. The persons named on the proxy card have been designated as proxy holders by the Board. When a proxy is properly dated, executed and returned, the shares of Common Stock represented by the proxy will be voted at the Annual Meeting in accordance with the instruction of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of the Board (as shown on the first page of the Proxy Statement). If any matters not described in the Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is postponed or adjourned, the proxy holders can vote your shares on the new meeting date, unless you have properly revoked your proxy, as described above.

What if I do not specify how my shares are to be voted?

Stockholders of Record. If you are a Stockholder of Record and you submit a proxy, but you do not provide voting instructions, your common shares will be voted:

●	FOR the election of the four directors nominated by the Board and named in this Proxy Statement as directors to serve for one-year terms (Proposal No. One);

●	FOR endorsement of the compensation of our executive officers (Proposal No. Two);

●	FOR the ratification of the appointment of LMHS, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2026 (Proposal No. Three);

●	FOR the approval of the Interlink Electronics, Inc. 2026 Omnibus Incentive Plan (Proposal No. Four); and

●	In the discretion of the named proxy holders regarding any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owners. If you are a Beneficial Owner and you do not provide your broker or other nominee that holds your shares with voting instructions, your broker or other nominee will determine if it has discretion to vote on each matter. In general, brokers and other nominees do not have discretion to vote on non-routine matters. Each of Proposal No. One (election of directors), Proposal No. Two (endorsement of executive compensation), and Proposal No. Four (approval of the omnibus incentive plan) is a non-routine matter, while Proposal No. Three (ratification of appointment of independent registered public accounting firm) is a routine matter. As a result, if you do not provide voting instructions to your broker or other nominee, your broker or other nominee cannot vote your shares with respect to Proposal Nos. One, Two, and Four, which would result in a “broker non-vote,” but may, in its discretion, vote your shares with respect to Proposal No. Three. For additional information regarding broker non-votes, see “What are the effects of abstentions and broker non-votes?” below.

What is a quorum?

A quorum is the minimum number of shares of Common Stock required to be present at the Annual Meeting for the meeting to be properly held under our bylaws and Nevada law. A majority of the shares outstanding and entitled to vote, in person or by proxy, constitutes a quorum for the transaction of business at the Annual Meeting. As noted above, as of the Record Date, there were at total of 15,750,007 shares of Common Stock outstanding, which means that 7,875,004 shares of Common Stock must be represented in person or by proxy at the Annual Meeting to have a quorum. If there is no quorum, a majority of the common shares present at the Annual Meeting may adjourn the meeting to a later date.

What are the effects of abstentions and broker non-votes?

An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. Under Nevada law, abstentions are considered present and entitled to vote at the Annual Meeting. As a result, abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against a proposal in cases where approval of the proposal requires the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting (Proposal Nos. Two, Three, and Four). However, because the outcome of Proposal No. One (election of directors) will be determined by a plurality of the voting power of the shares present and entitled to vote at the Annual Meeting, abstentions will have no impact on the outcome of the proposal as long as a quorum exists.

A broker non-vote occurs when a broker or other nominee holding shares for a Beneficial Owner does not vote on a particular proposal because the broker or other nominee does not have discretionary voting power with respect to such proposal and has not received voting instructions from the Beneficial Owner of the shares. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting, but will not be counted for purposes of determining the number of votes cast. Therefore, a broker non-vote will make a quorum more readily attainable but will not affect the outcome of the vote on Proposal Nos. Two, Three, or Four.

How many votes are needed for approval of each proposal?

Proposal	Vote Required	Broker Discretionary Voting Allowed?
Proposal No. One – Election of directors	Plurality of voting power of shares present and entitled to vote	No

Proposal No. Two – Endorsement of the compensation of executive officers	Majority of voting power of shares present and entitled to vote	No

Proposal No. Three – Ratification of the appointment of independent registered public accounting firm	Majority of voting power of shares present and entitled to vote	Yes

Proposal No. Four – Approval of the Interlink Electronics, Inc. 2026 Omnibus Incentive Plan	Majority of voting power of shares present and entitled to vote	Yes

With respect to Proposal No. One, you may (i) vote FOR all nominees, (ii) WITHHOLD your vote as to all nominees, or (iii) vote FOR all nominees except for those specific nominees from whom you WITHHOLD your vote. You are entitled to one vote per nominee for each share of Common Stock you held as of the Record Date. Cumulative voting (allocating your total votes disproportionately among the nominees) is not permitted. The four nominees receiving the most FOR votes will be elected. If you WITHHOLD your vote as to all nominees, your vote will be treated as if you had ABSTAINED from voting on Proposal No. One, and your abstention will have no effect on the outcome of the vote.

With respect to Proposal Nos. Two, Three, and Four, you may vote FOR, AGAINST or ABSTAIN. If you ABSTAIN from voting on any of these proposals, the abstention will have the same effect as a vote AGAINST the proposal.

How are proxies solicited for the Annual Meeting and who is paying for the solicitation?

The Board of Directors is soliciting proxies for use at the Annual Meeting by means of this Proxy Statement. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Copies of solicitation materials will also be made available upon request to brokers and other nominees to forward to the Beneficial Owners of the shares held of record by the brokers or other nominees. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending these proxy materials to Beneficial Owners.

This solicitation of proxies may be supplemented by solicitation by telephone, electronic communication, or other means by our directors, officers, employees or agents. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation. We do not plan to retain a proxy solicitor to assist in the solicitation of proxies.

Is my vote confidential?

Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Interlink or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

Will members of the Board of Directors attend the Annual Meeting?

We encourage our Board members to attend the Annual Meeting. Those who do attend will be available to answer appropriate questions from stockholders. All of our board members attended the 2025 annual meeting of stockholders.

PROPOSAL NO. ONE

ELECTION OF DIRECTORS

Our business affairs are managed under the direction of our Board of Directors, which is currently composed of four members. Three of our directors are independent according to the independent director requirements of The Nasdaq Stock Market (“Nasdaq”). Our directors serve for one-year terms. See “Board of Directors and Corporate Governance” below for more details about the Board.

At the Annual Meeting, stockholders will be asked to elect four directors, Mr. Steven Bronson, Ms. Joy Hou, Mr. David Wolenski, and Ms. Maria Fregosi, to serve until the 2027 Annual Meeting of Stockholders or until their successors are duly elected and qualified. The following table sets forth the names and certain other information as of April 2, 2026 for each of the nominees for election as a director.

Nominee	Age	Director Since	Company Position
Steven N. Bronson	60	2010	Chairman of the Board, Chief Executive Officer, and President
Joy C. Hou(1)	50	2020	Incumbent Director
David J. Wolenski(1)	64	2020	Incumbent Director
Maria N. Fregosi(1)	60	2021	Incumbent Director

(1)   Member of the audit committee, compensation committee and nominating and corporate governance committee.

Nominees for Director

Steven N. Bronson. Mr. Bronson has over 35 years of business and entrepreneurial experience. His successful background in investment banking, operations, and management has led him to acquire meaningful stakes in several promising technology companies and assume CEO roles. Mr. Bronson became the Chairman and CEO of the Company in 2010. Less than a year later, in 2011, he also took on the role of President, bringing both his operational and financial expertise to the company. Mr. Bronson focuses on strategic matters, mission-critical decisions, and the identification of potential acquisitions and business partnership opportunities.

In 2013, Mr. Bronson assumed the positions of President and CEO and became a director of Qualstar Corporation (OTCMKTS: QBAK), a high-quality tape library manufacturer, and its subsidiary N2Power, a manufacturer of high-efficiency power supplies for diverse electronics industries. He immediately initiated a turnaround strategy, implementing cost-cutting measures and aggressive sales efforts. Since 2008, Mr. Bronson has held the position of Chairman of the Board, President, and CEO of BKF Capital Group, Inc. (OTCMKTS: BKFG) a publicly traded company operating through its wholly owned subsidiary, BKF Asset Holdings, Inc., which invests in publicly and privately owned businesses. In addition, Mr. Bronson served on the board of Mikron Infrared Instruments, Inc. from 1996 to 2000. During a restructuring period in 1998 and 1999, he was appointed Mikron’s Chairman and CEO. Mr. Bronson led the effort of recruiting a top-notch management team, eventually increasing the company’s revenue by 500 percent; it was sold in 2007. Mr. Bronson is also the Chairman of the Board, President, and Chief Executive Officer of Ridgefield Acquisition Corp. (OTCMKTS: RDGA) since 1996. Ridgefield Acquisition Corp. is a public shell that is seeking a merger, acquisition, or business combination with a viable operating entity.

Mr. Bronson was selected to serve on our Board because of the perspective and experience he brings as our largest stockholder, his extensive experience with technology companies, and his experience serving as a senior executive officer of a public company.

Joy C. Hou. Ms. Hou joined our Board in 2020. Ms. Hou presently serves as the COO and Head of Hospitality at Inhabitr, an AI powered furnishing platform for commercial real estate. Prior to joining Inhabitr, Ms. Hou was the Head of Product Development for Real Assets in Americas at Apex Group, one of the largest solution providers for financial institutions globally, with $3 trillion of assets under administration. In addition, she is the cofounder and CEO of MREN, a cloud-based commercial real estate market network, and serves as a Director of Aulea Medical Inc., a medical device company. Ms. Hou spent 10 years on Wall Street (DLJ, Lehman, Barclays), where she closed $10 billion in RE transactions. She has also spent time in leadership positions in the information technology and service industries. She brings valuable experience to the board and a wealth of business development skills, including investor relations, management, structured finance, dispositions, and joint ventures. She is a proud graduate of Cornell University and continues to give back to her alma mater as a volunteer board director of the Cornell Asian Alumni Association.

Ms. Hou was selected to serve on our Board because of her extensive business experience working with technology companies, as both a Wall Street banker and entrepreneur.

David J. Wolenski. Mr. Wolenski joined our Board in 2020. Mr. Wolenski serves as President of Electro-Mechanical Products, Inc., a privately held company engaged in the manufacture of precision-machined components and thermal management systems for the semiconductor, laser, and medical device industries. From 1996 to 2000, he served as CEO of OZO Automation, a public company that designed and produced robotic workstations used in the manufacture of cell phones and related electronic subsystems. Mr. Wolenski also serves as Chairman of the Board of Qualstar Corporation. Mr. Wolenski holds a BS degree in Mechanical Engineering from the University of Colorado at Boulder and an MBA from the University of Colorado at Denver.

Mr. Wolenski was selected to serve on our Board because of his senior executive management experience at privately-held and publicly-held manufacturing companies and his prior experience as a director of other companies.

Maria N. Fregosi. Ms. Fregosi joined our Board in February 2021. Ms. Fregosi presently serves as Executive Vice President – Operations and Chief Financial Officer at Lennar Mortgage, a division of Lennar Corporation (NYSE:LEN and LEN.B), with a focus on the finance and secondary market divisions. She previously served as Chief Investment Officer and founding member of Homepoint (NASDAQ: HMPT), a national residential mortgage originator and servicer, where she was responsible for the company’s balance sheet, servicing asset, correspondent division and investments. Prior to her tenure at Homepoint, Ms. Fregosi held a number of finance positions at a variety of firms, including Catalyst Financial, BKF Capital Group and ABN AMRO Bank. She earned an MBA in finance from the University of Rochester’s Simon School and graduated summa cum laude with a BA in Economics from SUNY Buffalo State College.

Ms. Fregosi was selected to serve on our Board because of her extensive business experience working with publicly held companies in the investment banking and financial services industries.

Vote Required

Directors are elected by a plurality vote. The four nominees for directors receiving the highest number of votes cast will be elected as directors.

***THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH
OF THE NOMINEES LISTED ABOVE***

PROPOSAL NO. TWO

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”), we are required to include in this Proxy Statement and present at the Annual Meeting a non-binding stockholder vote to approve the compensation of our executives, as described in this Proxy Statement, pursuant to the compensation disclosure rules of the SEC. This proposal, commonly known as a “say on pay” vote, gives stockholders the opportunity to endorse or not endorse the compensation of our executives as disclosed in this Proxy Statement. This proposal will be presented at the Annual Meeting as a resolution in substantially the following form:

RESOLVED, that the stockholders approve the compensation of the Company’s executives, as disclosed in the compensation tables and related narrative disclosure in the Company’s Proxy Statement for the Annual Meeting.

This vote will not be binding on our Board of Directors and may not be construed as overruling a decision by the Board or creating or implying any change to the fiduciary duties of the Board. The vote will not affect any compensation previously paid or awarded to any executive. The compensation committee of the Board and the Board as a whole may, however, take into account the outcome of the vote when considering future executive compensation arrangements.

The purpose of our compensation programs is to attract and retain experienced, highly qualified executives critical to our long-term success and enhancement of stockholder value.

Vote Required

The affirmative vote of a majority of the common shares present in person or by proxy at the Annual Meeting and entitled to vote is required for endorsement of the compensation of our executive officers.

***THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ENDORSEMENT OF THE
COMPENSATION OF OUR EXECUTIVE OFFICERS***

PROPOSAL NO. THREE

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of the Board has appointed LMHS, P.C. (“LMHS”), as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2026.

At the Annual Meeting, stockholders will be asked to ratify the appointment of LMHS as our independent registered public accounting firm for the year ending December 31, 2025. Stockholder ratification of the appointment of our independent registered public accounting firm is not required. However, the Board submits the appointment of LMHS to our stockholders for ratification as a matter of good corporate governance. If this appointment is not ratified by the affirmative vote of a majority of the common shares present in person or by proxy at the Annual Meeting and entitled to vote, the appointment will be reconsidered by the audit committee. Even if the appointment is ratified, the audit committee, in its sole discretion, may appoint another independent registered public accounting firm at any time if the audit committee believes that such a change would be in the best interests of Interlink and its stockholders. A representative of LMHS will be invited to attend the Annual Meeting and, if attending, will have an opportunity to make a statement if he or she wishes to do so and be available to respond to appropriate questions from stockholders.

Fees Paid to Independent Registered Public Accounting Firms

The following table presents fees billed to us by LMHS for professional services for the fiscal years ended December 31, 2025 and 2024.

	2025	2024
Audit Fees(1)	$193,000	$181,000
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees(4)	—	—
Total Fees	$193,000	$181,000

(1)	“Audit Fees” consist of fees for professional services rendered in connection with the audit of our annual consolidated financial statements, review of our quarterly financial statements presented in our quarterly reports on Form 10-Q, and services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings or engagements for the fiscal year.

(2)	“Audit-Related Fees” consist of fees incurred for professional services that are reasonably related to the performance of the audit or review of our financial statements.

(3)	“Tax Fees” consist of fees incurred for professional services rendered in connection with tax audits, tax compliance, and tax consulting and planning.

(4)	“All Other Fees” relate to professional services not included in the categories above, including services related to other regulatory reporting requirements.

Auditor Independence

In 2025, there were no other professional services provided by LMHS that would have required the audit committee to consider their compatibility with maintaining the independence of such firm.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services

Consistent with requirements of the SEC and the Public Company Accounting Oversight Board regarding auditor independence, the audit committee is responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm. In recognition of this responsibility, the audit committee has a policy for the pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services.

Before engagement of the independent registered public accounting firm for the next fiscal year’s audit, the independent registered public accounting firm submits a detailed description of services expected to be rendered during that year for each of the following categories of services to the audit committee for approval:

●	Audit services. Audit services include the annual financial statement audit (including required quarterly reviews) and other procedures required to be performed by the independent auditor to form an opinion on our consolidated financial statements. Audit services also include, as necessary, the attestation engagement for the independent auditor’s report on management’s report on internal controls for financial reporting. Other audit services may include services associated with SEC registration statements, periodic reports and other documents filed with the SEC.

●	Audit-related services. Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of our financial statements or that are traditionally performed by the independent auditor.

●	Tax Services. Tax services include services related to tax compliance, tax planning and tax advice.

●	All Other Services. All other services are those services not described in the other categories that are not prohibited by SEC rules.

The audit committee pre-approves particular services or categories of services on a case-by-case basis. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the services must be pre-approved by the audit committee, or as permitted, the audit committee chair, before the independent registered public accounting firm is engaged. Pre-approval fee levels or budgeted amounts for all services to be provided by the independent registered public accounting firm are established annually by the audit committee. Any proposed services exceeding these levels or amounts require specific pre-approval by the audit committee, or the audit committee chair. All fees paid to LMHS for the fiscal years ended December 31, 2025 and 2024 were pre-approved by the audit committee.

Vote Required

The affirmative vote of a majority of the common shares present in person or by proxy at the Annual Meeting and entitled to vote is required to ratify the appointment of LMHS as our independent registered public accounting firm for the year ending December 31, 2026.

***THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE
RATIFICATION OF THE APPOINTMENT OF LMHS, P.C.***

PROPOSAL NO. FOUR

APPROVAL OF THE INTERLINK ELECTRONICS, INC. 2026 OMNIBUS INCENTIVE PLAN

On March 27, 2026, our Board of Directors approved the Interlink Electronics, Inc. 2026 Omnibus Incentive Plan (the “2026 Plan”), subject to approval of the 2026 Plan by our stockholders at the Annual Meeting. A copy of the 2026 Plan is attached to this Proxy Statement as Annex A.

Our Board of Directors believes that the continued growth of Interlink depends, in large part, upon our ability to attract and motivate key employees and directors, and that equity incentive awards can be an important means of attracting, retaining and motivating talented employees and directors. Accordingly, to help ensure that we may continue to attract key employees and directors who are expected to contribute to our success, on March 27, 2026, our Board of Directors adopted the 2026 Plan, subject to approval by our stockholders at the Annual Meeting. If the 2026 Plan is not approved by our stockholders, it will not become effective.

Summary of the 2026 Plan

The following summary of the principal features of the 2026 Plan is qualified in its entirety by reference to the full text of the 2026 Plan which is attached to this Proxy Statement as Annex A.

Shares Available. Subject to adjustment as provided in the 2026 Plan, a total of 1,500,000 shares of our common stock have been reserved for issuance pursuant to the 2026 Plan. Shares subject to awards under the 2026 Plan will be counted against this limit on a one-for-one basis. If any shares subject to an award under the 2026 Plan are forfeited, if an award expires, or if an award is settled for cash, then, in each case, the shares subject to such award will, to the extent of such forfeiture, expiration or cash settlement, again become available for issuance under the 2026 Plan on a one-for-one basis. In addition, if any award granted under the 2026 Plan is exercised through the tender of shares of our common stock, whether actually or by attestation, or by the withholding of shares by us, the shares so tendered or withheld again will become available for issuance under the 2026 Plan on a one-for-one basis. Similarly, if tax withholding obligations arising in connection with any award under the 2026 Plan are satisfied by the tender of shares of our common stock, whether actually or by attestation, or by the withholding of shares by us, the shares so tendered or withheld again will become available for issuance under the 2026 Plan on a one-for-one basis.

Plan Administration. The 2026 Plan will be administered by the Compensation Committee of our Board of Directors, which will consist of at least two members of our Board of Directors, each of whom must qualify as a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and as an “independent director” under Nasdaq rules, to the extent required by such rules. The Compensation Committee will have the authority to determine the terms and conditions of awards and to interpret and administer the 2026 Plan. The Compensation Committee may (i) delegate to a committee of one or more directors the authority to grant awards and to cancel or suspend awards and otherwise take action on its behalf under the 2026 Plan, to the extent not inconsistent with applicable law and the rules of the principal U.S. national securities exchange on which our common stock is traded, and (ii) to the extent permitted by law, delegate to one or more executive officers the authority to grant awards to employees who are not directors or executive officers and to take action on behalf of the Compensation Committee under the 2026 Plan to cancel or suspend awards held by employees who are not directors or executive officers; provided that any such authorization must specify the total number of shares subject to awards that such officer or officers may grant, and no officer may designate himself or herself as the recipient of any award.

Stock Options. Stock options may be granted under our 2026 Plan. The exercise price of any option granted under the 2026 Plan may not be less than the fair market value of our common stock on the date of grant. The term of an incentive stock option may not exceed ten years, except that, with respect to any participant who owns more than 10% of the voting power of all classes of our outstanding stock, the term may not exceed five years and the exercise price must be at least 110% of the fair market value on the date of grant. The Compensation Committee will determine the methods of payment of the exercise price of an option, which may include cash, shares or other property acceptable to the Compensation Committee, as well as other types of consideration permitted by applicable law. After the termination of service of an employee, director or consultant, the participant may exercise his or her option for the period of time stated in the applicable award agreement. However, in no event may an option be exercised later than the expiration of its term. Subject to the provisions of the 2026 Plan, the Compensation Committee will determine the other terms of options.

Stock Appreciation Rights. Stock appreciation rights may be granted under our 2026 Plan. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of our common stock between the exercise date and the date of grant. Stock appreciation rights may not have a term exceeding 10 years. After the termination of service of an employee, director or consultant, he or she may exercise his or her stock appreciation right for the period of time stated in the applicable award agreement. However, in no event may a stock appreciation right be exercised later than the expiration of its term. Subject to the provisions of our 2026 Plan, the Compensation Committee will determine the other terms of stock appreciation rights, including when such rights become exercisable and whether to pay such rights in cash or with shares of our common stock, or a combination thereof, except that the per share grant price of a stock appreciation right will be no less than 100% of the fair market value per share on the date of grant.

Restricted Stock. Restricted stock may be granted under our 2026 Plan. Restricted stock awards are grants of shares of our common stock that vest in accordance with terms and conditions established by the Compensation Committee. The Compensation Committee will determine the number of shares of restricted stock granted to any employee, director or consultant and, subject to the provisions of the 2026 Plan, will determine the terms and conditions of such awards. The Compensation Committee may impose such conditions to vesting as it determines to be appropriate, including restrictions based on the achievement of specific performance goals or continued service to us. Unless otherwise provided in the applicable award agreement, recipients of restricted stock awards generally will have voting and dividend rights with respect to such shares upon grant. Shares of restricted stock that do not vest will be subject to repurchase or forfeiture.

Restricted Stock Units. Restricted stock units may be granted under our 2026 Plan. Restricted stock units are bookkeeping entries representing an amount equal to the fair market value of one share of our common stock. Subject to the provisions of the 2026 Plan, the Compensation Committee will determine the terms and conditions of restricted stock units, including the vesting criteria, which may include the achievement of specified performance criteria or continued service to us, and the form and timing of payment.

Performance Units and Performance Shares. Performance units and performance shares may be granted under our 2026 Plan. Performance units and performance shares are awards that will result in a payment to a participant only if performance goals established by the Compensation Committee are achieved or the awards otherwise vest. The Compensation Committee will establish organizational or individual performance goals or other vesting criteria in its discretion, which, depending on the extent to which they are met, will determine the number and/or value of performance units and performance shares to be paid to participants. Performance units will have an initial dollar value established by the Compensation Committee prior to the grant date. Performance shares will have an initial value equal to the fair market value of our common stock on the grant date. The Compensation Committee, in its discretion, may pay earned performance units or performance shares in cash, shares or a combination thereof.

Outside Directors. Our 2026 Plan provides that non-employee directors are eligible to receive awards under the 2026 Plan, other than incentive stock options.

No Repricing. Our 2026 Plan prohibits the repricing of options and stock appreciation rights, other than in connection with stock splits, spin-offs or similar corporate events as provided in the 2026 Plan, unless stockholder approval is obtained. A “repricing” means a reduction in the exercise price of an option or the grant price of a stock appreciation right, the cancellation of an option or stock appreciation right in exchange for cash or another award under the 2026 Plan, or any other action with respect to an option or stock appreciation right that may be treated as a repricing under the rules of the principal U.S. national securities exchange on which our common stock is traded.

Clawback. Awards granted under the 2026 Plan, and any shares issued or amounts paid thereunder, will be subject to the Company’s compensation recovery policy, or Clawback Policy, and any other clawback, recoupment, forfeiture or similar policy adopted by the Company from time to time, as well as applicable law, government regulation and the rules of any national securities exchange on which our common stock is listed.

Non-transferability of Awards. Unless the Compensation Committee provides otherwise, our 2026 Plan generally does not permit the transfer of awards, and only the recipient of an award may exercise an award during his or her lifetime.

Certain Adjustments. In the event of certain changes in our capitalization, to prevent dilution or enlargement of the benefits or potential benefits available under our 2026 Plan, the Compensation Committee will make appropriate adjustments to the number and class of shares that may be delivered under the 2026 Plan and/or the number, class and price of shares covered by each outstanding award and the numerical share limits set forth in the 2026 Plan. In the event of our proposed liquidation or dissolution, awards will be treated as provided in the 2026 Plan and the applicable award agreements.

Merger or Change in Control. Our 2026 Plan provides that, in the event of a merger or change in control, as defined in the 2026 Plan, each outstanding award will be treated as provided in the applicable award agreement, except that the Compensation Committee, in its discretion, may determine that, upon the occurrence of a merger or change in control, each option and stock appreciation right will terminate within a specified number of days after notice to the participant, and/or that the participant will receive, with respect to each share of common stock subject to such option or stock appreciation right, an amount equal to the excess of the fair market value of such share immediately prior to the occurrence of the merger or change in control over the exercise price per share of such option or stock appreciation right.

Unless otherwise provided in an applicable award agreement, in the event of a merger or change in control in which the successor company assumes or substitutes for an award granted under the 2026 Plan, if a participant’s employment with the successor company or a subsidiary thereof terminates within 12 months following such merger or change in control, under the circumstances specified in the 2026 Plan or the applicable award agreement, (i) options and stock appreciation rights outstanding as of the date of such termination of employment will immediately vest, become fully exercisable and may thereafter be exercised for 12 months, or such other period set forth in the applicable award agreement, and (ii) the restrictions, limitations and other conditions applicable to restricted stock and restricted stock units outstanding as of the date of such termination of employment will lapse and the restricted stock and restricted stock units will become free of all restrictions, limitations and conditions and become fully vested.

Unless otherwise provided in an applicable award agreement, in the event of a merger or change in control in which the successor company does not assume or substitute for an award granted under the 2026 Plan, then immediately prior to the merger or change in control, (i) those options and stock appreciation rights outstanding as of the date of the merger or change in control that are not assumed or substituted for will immediately vest and become fully exercisable, and (ii) the restrictions, limitations and other conditions applicable to restricted stock and restricted stock units that are not assumed or substituted for will lapse and the restricted stock and restricted stock units will become free of all restrictions, limitations and conditions and become fully vested.

Amendment, Termination. Our Board of Directors will have the authority to amend, suspend or terminate the 2026 Plan at any time, subject to stockholder approval to the extent required by applicable law or the rules of the principal U.S. national securities exchange on which our common stock is traded, and subject to the other limitations set forth in the 2026 Plan. Unless earlier terminated by our Board of Directors, no new awards may be granted under the 2026 Plan after the tenth anniversary of the effective date of the 2026 Plan, although previously granted awards may remain outstanding in accordance with their terms.

Federal Income Tax Consequences

The following discussion summarizes certain material U.S. federal income tax consequences of awards under the 2026 Plan. However, it does not purport to be complete and does not describe state, local or non-U.S. tax considerations or the consequences for any particular individual.

Stock Options. A participant generally will not recognize ordinary income upon the grant of a stock option. Upon exercise of a nonqualified stock option, the participant generally will recognize ordinary income equal to the excess of the fair market value of the shares of common stock over the option exercise price. The tax basis of the shares acquired generally will be their fair market value at the time of exercise. Upon exercise of an incentive stock option, a participant generally will not recognize ordinary income for regular U.S. federal income tax purposes, although the excess of the fair market value of the shares acquired over the option exercise price may be relevant for alternative minimum tax purposes. If no disposition of the shares is made within two years from the date of grant of the incentive stock option or within one year after the transfer of the shares to the participant, the participant generally will not recognize taxable income as a result of exercising the incentive stock option, the tax basis of the shares received generally will be the option exercise price, and any gain or loss realized on the sale of the shares generally will be long-term capital gain or loss. If the participant disposes of the shares within such two-year or one-year periods, the participant generally will recognize ordinary income at that time in an amount equal to the lesser of (i) the excess of the fair market value of the shares at the time of exercise over the option exercise price and (ii) the gain realized on the disposition

Stock Appreciation Rights. A participant generally will not recognize ordinary income upon the grant of a stock appreciation right. When the stock appreciation right is exercised, the participant generally will recognize ordinary income in an amount equal to the amount of any cash received and the fair market value of any shares of common stock or other property received upon exercise.

Restricted Stock, Performance and Restricted Stock Unit Awards. A participant generally will not recognize ordinary income upon the grant of a restricted stock award, but generally will recognize ordinary income when the shares subject to the award vest, in an amount equal to the excess of (i) the fair market value of the shares on the vesting date over (ii) the purchase price, if any, paid for the shares. A participant may, however, elect under Section 83(b) of the Code to include as ordinary income in the year the shares are granted an amount equal to the excess of (i) the fair market value of the shares on the date of issuance over (ii) the purchase price, if any, paid for the shares. If the Section 83(b) election is made, the participant generally will not recognize additional taxable income when the shares vest.

A participant generally will not recognize ordinary income upon the grant of a restricted stock unit award or a performance award under which shares of common stock are not issued at grant, but generally will recognize ordinary income when the shares, cash or other property subject to the award are paid or issued to the participant after vesting. The amount of ordinary income generally will be equal to the fair market value of the shares and/or the amount of cash or other property received, less any purchase price, if any, paid for the award.

Upon disposition of shares of common stock acquired under a restricted stock award, performance award or restricted stock unit award, the participant generally will recognize capital gain or loss equal to the difference between the selling price and the sum of the amount paid for the shares plus any amount recognized as ordinary income upon grant, vesting or settlement, as applicable.

Company Tax Deduction. We generally will be entitled to a tax deduction in connection with an award under the 2026 Plan, subject to the provisions of Section 162(m) of the Code and other applicable limitations, in an amount equal to the ordinary income recognized by a participant and at the time the participant recognizes such income. However, Section 162(m) generally limits the deductibility of compensation in excess of $1 million paid in any year to current and former covered employees. The historical exception for “performance-based compensation” under Section 162(m) was eliminated by the Tax Cuts and Jobs Act, subject only to limited grandfathering rules for certain written binding arrangements in effect on November 2, 2017 that are not materially modified thereafter, which are not expected to apply to awards under the 2026 Plan. In addition, the covered-employee rules are broader than under prior law and are scheduled to expand further for tax years beginning after December 31, 2026. Accordingly, although we generally expect to be entitled to deductions in connection with awards under the 2026 Plan, those deductions may be limited by Section 162(m).

Vote Required

The affirmative vote of a majority of the common shares present in person or by proxy at the Annual Meeting and entitled to vote is required for approval of the Interlink Electronics, Inc. 2026 Omnibus Incentive Plan.

***THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE
INTERLINK ELECTRONICS, INC. 2026 OMNIBUS INCENTIVE PLAN ***

REPORT OF THE AUDIT COMMITTEE

The Audit Committee maintains effective working relationships with the Board, management and LMHS, P.C., the Company’s independent registered public accounting firm (the “Independent Accountants”). As set forth in the Audit Committee Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that our Company’s consolidated financial statements and disclosures are complete and accurate and in accordance with U.S. generally accepted accounting principles and applicable rules and regulations. The Independent Accountants are responsible for auditing the Company’s consolidated financial statements and expressing an opinion as to their conformity with U.S. generally accepted accounting principles.

The Audit Committee has (1) reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2025 with the Company’s management and with the Independent Accountants; (2) discussed with the Independent Accountants the matters required to be discussed by Auditing Standards No. 16, Communication with Audit Committees, as adopted by the Public Company Accounting Oversight Board; and (3) received the written disclosures and the letter from the Independent Accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the Independent Accountants’ communications with the Audit Committee concerning independence, and the Audit Committee has discussed with the Independent Accountants the Independent Accountants’ independence and considered whether the provision of non-audit services by the Independent Accountants to the Company is compatible with the Independent Accountants’ independence.

Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and the Independent Accountants. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audits of the Company’s consolidated financial statements have been carried out in accordance with generally accepted auditing standards, that the consolidated financial statements are presented in accordance with U.S. generally accepted accounting principles or that the Company’s Independent Accountants are in fact “independent.”

Based upon the reviews and discussions described above, and subject to the limitations on the role and responsibilities of the Audit Committee referred to in this report and in the Audit Committee Charter, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

Submitted by the Audit Committee of the Board:

Maria N. Fregosi (Chair)
Joy C. Hou
David J. Wolenski

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board Composition

Our business affairs are managed under the direction of our Board of Directors, which is currently composed of four members. Each director’s term will continue until the election and qualification of his or her successor, or his or her earlier death, resignation, or removal.

The Board met seven times in 2025. Each board member attended at least 75% of the aggregate number of board meetings and meetings of standing committees of which he or she is a member.

Director Independence

Our Common Stock is listed on the Nasdaq Stock Market. Under the Nasdaq rules, independent directors must comprise a majority of a listed company’s board of directors. In addition, the Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Under the Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our Board has undertaken a review of the independence of each director and considered whether each director has a material relationship with us that could compromise or interfere with such director’s ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, the Board has determined that Ms. Fregosi, Ms. Hou, and Mr. Wolenski, current directors, are “independent directors” as defined under applicable Nasdaq rules and regulations. Because Mr. Bronson is employed by Interlink, he does not qualify as independent.

In addition, the Board has established an audit committee, a compensation committee and a nominating and corporate governance committee. Ms. Fregosi, Ms. Hou, and Mr. Wolenski, each of whom is a non-employee member of the Board, serve on these board committees. The Board has determined that each of Ms. Fregosi, Ms. Hou and Mr. Wolenski satisfies the requirements for independence and, in the case of the audit committee, financial literacy for service on the audit committee, compensation committee and nominating and corporate governance committee under applicable Nasdaq rules.

Board Leadership Structure; Lead Independent Director

Mr. Bronson, our chief executive officer, serves as chairman of our Board of Directors. Mr. Bronson possesses detailed, in-depth knowledge of the issues, opportunities, and challenges facing us. Independent directors and management sometimes have different perspectives and roles in strategy development. The Board believes that Mr. Bronson’s combined role as chief executive officer and chairman enables strong leadership, creates clear accountability, and enhances our ability to communicate our message and strategy clearly and consistently to stockholders.

Our corporate governance guidelines provide that one of our independent directors should serve as a lead independent director at any time when our chief executive officer serves as the Chairman of the Board or if the chairman is not otherwise independent. Because Mr. Bronson is our chairman, the Board has appointed David J. Wolenski to serve as our lead independent director. As lead independent director, Mr. Wolenski presides over periodic meetings of our independent directors, serves as a liaison between our chairman and the independent directors, works with Mr. Bronson to establish Board meeting agendas, raises issues with management on behalf of the independent directors when appropriate, oversees the general functioning of the Board and committees and performs such additional duties as our Board of Directors otherwise determined and delegated.

Our independent directors bring experience, oversight and expertise from outside of our company. We believe that our corporate governance principles and policies ensure that strong and independent directors will continue to effectively oversee our management and key issues related to long-range business plans, strategic issues, risks, and integrity.

Committees of the Board of Directors

Our Board of Directors has established an audit committee, a compensation committee and a nominating and corporate governance committee, each of which has the composition and responsibilities described below. Members will serve on these committees until their resignation or as otherwise determined by the Board. Each of these standing committees operates under a written charter adopted by the Board. The charters are available on the “Investors – Corporate Governance” section of our website at www.interlinkelectronics.com/governance.

Audit Committee. Ms. Fregosi, Ms. Hou, and Mr. Wolenski, each of whom is a non-employee member of our Board of Directors, serve on the audit committee, and Ms. Fregosi chairs the committee. The audit committee met four times during 2025. Our Board of Directors has determined that each of the members of the audit committee satisfies the requirements for independence and financial literacy under the rules and regulations of Nasdaq and the SEC. Our Board of Directors has also determined that Ms. Fregosi qualifies as an “audit committee financial expert,” as defined in the SEC rules, and satisfies the financial sophistication requirements of Nasdaq. The audit committee is responsible for, among other things:

●	appointing, overseeing and, if need be, terminating any independent auditor;

●	assessing the qualifications, performance and independence of our independent auditor;

●	reviewing the audit plan and pre-approving all audit and non-audit services to be performed by our independent auditor;

●	reviewing our financial statements and related disclosures;

●	reviewing the adequacy and effectiveness of our accounting and financial reporting processes, systems of internal control and disclosure controls and procedures;

●	reviewing our overall risk management framework;

●	overseeing procedures for the treatment of complaints on accounting, internal accounting controls, or audit matters;

●	reviewing and discussing with management and the independent auditor the results of our annual audit, reviews of our quarterly financial statements and our publicly filed reports;

●	reviewing and approving related person transactions; and

●	preparing the audit committee report that the SEC requires in our annual proxy statement.

Compensation Committee. Mr. Wolenski, Ms. Hou and Ms. Fregosi, each of whom is a non-employee member of our Board of Directors, comprise our compensation committee, and Mr. Wolenski chairs the committee. The compensation committee met one time during 2025. Our Board of Directors has determined that each of the members of the compensation committee meets the requirements for independence under the rules of Nasdaq and the SEC. The compensation committee is responsible for, among other things:

●	reviewing the elements and amount of total compensation for all officers;

●	formulating and recommending any proposed changes in the compensation of our chief executive officer for approval by the Board;

●	reviewing and approving any changes in the compensation for officers, other than our chief executive officer;

●	administering our equity compensation plans;

●	reviewing annually our overall compensation philosophy and objectives, including compensation program objectives, target pay positioning and equity compensation; and

●	preparing the compensation committee report that the SEC requires in our annual proxy statement.

Nominating and Corporate Governance Committee. Ms. Hou, Mr. Wolenski, and Ms. Fregosi, each of whom is a non-employee member of the Board, comprise our nominating and corporate governance committee, and Ms. Hou chairs the committee. The nominating and corporate governance committee did not meet during 2025, but conducted business by unanimous written consent. The Board has determined that each of the members of the nominating and corporate governance committee meets the requirements for independence under the rules of Nasdaq for service on this committee. The nominating and corporate governance committee is responsible for, among other things:

●	evaluating and making recommendations regarding the composition, organization and governance of the Board and its committees;

●	identifying, recruiting and nominating director candidates to the Board if and when necessary;

●	evaluating and making recommendations regarding the creation of additional committees or the change in mandate or dissolution of committees;

●	reviewing and making recommendations with regard to our corporate governance guidelines and compliance with laws and regulations; and

●	reviewing and approving conflicts of interest of our directors and corporate officers, other than related person transactions reviewed by the audit committee.

Board Member Nomination Process

The nominating and corporate governance committee employs a variety of methods for identifying and evaluating director nominees. In its evaluation of director candidates, the nominating and corporate governance committee will consider the current size and composition of the Board and the needs of the Board and the respective committees of the Board. Some of the qualifications that the committee considers include, without limitation, issues of character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest and other commitments. The nominating and corporate governance committee requires the following minimum qualifications to be satisfied by any nominee for a position on our Board: (i) the highest personal and professional ethics and integrity, (ii) proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment, (iii) skills and expertise that are complementary to those of the existing members of our Board, (iv) the ability to assist and support management and make significant contributions to the company’s success, and (v) an understanding of the fiduciary responsibilities that are required of a member of our Board and the commitment of time and energy necessary to diligently carry out those responsibilities. Other than the foregoing, there are no stated minimum criteria for director nominees, although the nominating and corporate governance committee may also consider other factors that it may deem, from time to time, in our and our stockholders’ best interests. The nominating and corporate governance committee may also take measures that it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the nominating and corporate governance committee, the Board of Directors, or management.

Although the Board of Directors does not maintain a specific policy with respect to board diversity, the Board believes that it should be a diverse body, and the nominating and corporate governance committee considers a broad range of backgrounds and experiences. In making determinations regarding nominations of directors, the nominating and corporate governance committee may take into account the benefits of diverse viewpoints. After completing its review and evaluation of director candidates, the nominating and corporate governance committee recommends to the full Board of Directors the director nominees for election. The nominating and corporate governance committee also considers these and other factors as it oversees the annual board of director and committee evaluations.

Stockholder Recommendations and Nominations of Candidates for Election to the Board of Directors

The nominating and corporate governance committee will consider candidates for nomination to the Board of Directors recommended by any stockholder who has held at least one percent (1%) of the fully diluted capitalization of Interlink for at least twelve months prior to the date that the recommendation is submitted. The committee will evaluate recommendations in accordance with its charter, our bylaws, our policies and procedures for director candidates, as well as the nominee criteria described above. This process is designed to ensure that the Board includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to our business. A stockholder wishing to recommend a candidate for nomination should contact our Secretary in writing, at the address indicated in the next paragraph. The recommendation must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve on the Board, information regarding any relationships between the candidate and Interlink and evidence of the recommending stockholder’s ownership of our Common Stock. The recommendation must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for membership of the Board. Our nominating and corporate governance committee has sole discretion to decide which individuals to recommend for nomination as directors.

A stockholder of record can nominate a candidate directly for election to the Board by complying with the rules and regulations of the SEC. An eligible stockholder who wishes to submit a nomination should review the statutory requirements for nominations by stockholders. Any nomination should be sent in writing to our Secretary at the Company’s Fremont, California office, located at 48389 Fremont Boulevard, Suite 110, Fremont, California 94538. The notice must comply with applicable federal and state law.

Board’s Role in Risk Management Oversight

Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance, cybersecurity, and reputational risks. We have designed and implemented processes to manage risk in our operations. Management is responsible for the day-to-day management of the risks we face, while our Board of Directors, as a whole and assisted by its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board must satisfy itself that the risk management processes designed and implemented by management are appropriate and functioning as designed.

The Board believes that open communication between management and the Board is essential for effective risk management and oversight. The Board meets with our chief executive officer and other members of the senior management team at regularly scheduled quarterly board meetings and in other meetings between the quarterly meetings, where, among other topics, they discuss strategy and risks facing the Company.

While our Board is ultimately responsible for risk oversight, our board committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk. The audit committee assists the Board in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures, and legal and regulatory compliance. The audit committee also discusses guidelines and policies with respect to risk assessment and risk management with management and the independent auditor. In addition, the audit committee reviews management’s assessment of the key risks facing us, including the key controls it relies on to mitigate those risks. The audit committee also monitors certain key risks at each of its regularly scheduled meetings, such as risk associated with internal control over financial reporting and liquidity risk. The nominating and corporate governance committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risk associated with board organization, membership and structure, and corporate governance. The compensation committee assesses risks created by the incentives inherent in our compensation policies as well as in our leadership development and succession planning. Finally, the full Board of Directors reviews strategic and operational risk reported by the management team, receives reports on all significant committee activities at each regular meeting, and evaluates the risks inherent in significant transactions.

Stockholder Communications with the Board of Directors

Stockholders wishing to communicate with our Board of Directors or with an individual member of the Board may do so by writing to the Board or to the particular member, and mailing the correspondence to our Secretary at the Company’s Fremont, California office, located at 48389 Fremont Boulevard, Suite 110, Fremont, California 94538 or sending it by email to LINK@IEsensors.com. Our legal counsel, or his designee in the legal department, will review all incoming stockholder communications (excluding mass mailings, product complaints or inquiries, job inquiries, business solicitations and patently offensive material), and if deemed appropriate, the stockholder communications will be forwarded to the appropriate member or members of our Board of Directors, or if none is specified, to the Chairman of the Board.

Corporate Governance Guidelines; Code of Business Conduct and Ethics

Our Board has adopted Corporate Governance Guidelines that address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us. In addition, the Board has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including our chief executive officer, chief financial officer, and other executive and senior financial officers. The full text of our Corporate Governance Guidelines and our Code of Business Conduct and Ethics is posted on the “Investors – Corporate Governance” section of our website at www.interlinkelectronics.com/governance. We will post amendments to our Code of Business Conduct and Ethics or waivers of our Code of Business Conduct and Ethics for directors and executive officers on the same website.

Insider Trading Policy and Procedures; Prohibition on Hedging Shares; Pledging of Shares

We maintain an insider trading policy governing the purchase, sale, and other dispositions the Company’s securities by all directors, officers, and employees, and certain consultants, agents and independent contractors of the Company and its subsidiaries. In addition, with regard to the Company trading in its own securities, we comply with the federal securities laws and the applicable exchange listing requirements. A copy of our insider trading policy is filed as Exhibit 19.1 to our 2024 Annual Report on Form 10-K.

Our insider trading policy provides that our employees and directors may not engage in derivative transactions involving our securities and prohibits our employees and directors from hedging or lending Company securities in any transaction, including by entering into any short sales, swaps, options, puts, calls, forward contracts, or any other similar derivatives transaction. Our insider trading policy does not prohibit our employees and directors from pledging our securities for margin loans or other purposes, and thus they are able to do so subject to compliance with the other terms of our insider trading policy that might restrict such activities.

Non-Employee Director Compensation

Outside Director Compensation Policy

The Board has adopted a policy for the compensation for our non-employee directors (the “Outside Directors”). Outside Directors receive compensation in the form of equity and cash, as described below:

●	Initial Equity Award. Each person who first becomes an Outside Director will be granted Common Stock with a grant-date fair value equal to $5,000. These awards will be granted on the date of the first meeting of our Board of Directors or compensation committee occurring on or after the date on which the individual first became an Outside Director.

●	Annual Equity Award. Annually, on July 15, each Outside Director who has served on our Board of Directors for at least the preceding six months is granted Common Stock with a grant-date fair value equal to $5,000.

●	Cash Compensation. Each Outside Director receives an annual retainer of $10,000 in cash (the “Annual Fee”) for serving on our Board of Directors. The Annual Fee is paid in quarterly installments to each Outside Director who has served in the relevant capacity for the immediately preceding fiscal quarter no later than 30 days following the end of such preceding fiscal quarter. An Outside Director who has served in the relevant capacity for only a portion of the immediately preceding fiscal quarter receives a prorated portion of the quarterly payment of the Annual Fee.

Director Compensation Table

The following table details the total compensation earned by our non-employee directors in the year ended December 31, 2025:

Director	Fees Earned or Paid in Cash	Stock Awards(1)(2)	Total
Joy C. Hou	$10,000	$5,000	$15,000
David J. Wolenski	$10,000	$5,000	$15,000
Maria N. Fregosi	$10,000	$5,000	$15,000

(1)	Represents awards of our Common Stock. These amounts represent the grant-date fair value of the stock awards granted in fiscal year 2025 determined in accordance with ASC Topic 718. These amounts may not correspond to the actual value eventually realized by the director, which depends in part on the market value of our shares in future periods.

(2)	On July 15, 2025, each of Ms. Hou, Mr. Wolenski and Ms. Fregosi received 685 shares of our Common Stock as their Annual Equity Award for service on our Board of Directors.

No director held stock options or restricted stock awards as of December 31, 2025.

EXECUTIVE OFFICERS

The following table provides information regarding our executive officers as of April 2, 2026. Our executive officers are appointed by the Board of Directors and serve until their successors have been duly elected and qualified. There are no family relationships among any of our directors or executive officers.

Name	Age	Company Position
Steven N. Bronson	60	Chairman of the Board, President, and Chief Executive Officer
Ryan J. Hoffman	47	Chief Financial Officer and Secretary

Please see “Proposal No. One – Election of Directors – Nominees for Director” for information about Mr. Bronson, who also serves on our Board of Directors and is a nominee for election at the Annual Meeting.

Ryan J. Hoffman. Mr. Hoffman has served as our Chief Financial Officer since 2020, joining Interlink following 20 years of public accounting and professional services experience at global public accounting firms, including 16 years at RSM (having served as an audit partner) and 4 years at Ernst & Young. Ryan graduated from Chapman University with a degree in accounting and is a licensed CPA (inactive). He is also the Acting Chief Financial Officer of Qualstar Corporation and the Chief Financial Officer of BKF Capital Group, Inc.

EXECUTIVE COMPENSATION

Processes and Procedures for Compensation Decisions

The compensation committee of our Board of Directors is responsible for the executive compensation programs for our executive officers and reports to the Board on its discussions, decisions and other actions. Typically, our chief executive officer makes recommendations to our compensation committee, often attends committee meetings and is involved in the determination of compensation for the executive officers that report to him, except that he does not make recommendations as to his own compensation. Our chief executive officer makes recommendations to our compensation committee regarding short-term and long-term compensation for all executive officers, excluding himself, based on our results, an individual executive officer’s contribution toward these results and performance toward individual goal achievement. Our compensation committee then reviews the recommendations and other data and makes decisions as to total compensation for each executive officer other than the chief executive officer, as well as each individual compensation component. The compensation committee makes recommendations to the Board regarding compensation for the chief executive officer. The independent members of the Board make the final decisions regarding executive compensation for our chief executive officer.

The compensation committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our compensation programs and related policies. The compensation committee has not retained the services of a compensation consultant since 2016.

Summary Compensation Table – 2025 and 2024

As a “smaller reporting company,” as such term is defined in the rules promulgated under the Exchange Act, we are required to provide compensation disclosure for our principal executive officer and the two most highly compensated executive officers other than our principal executive officer. During 2025, only Mr. Bronson and Mr. Hoffman served as executive officers of the Company. Throughout this Proxy Statement, these two officers are referred to as our “Named Executive Officers.”

The following table provides information regarding the compensation of our Named Executive Officers during 2025 and 2024.

				All Other
		Salary	Bonus(1)	Compensation(2)	Total
Name and Principal Position	Year	($)	($)	($)	($)
Steven N. Bronson	2025	278,100	60,000	2,574	340,674
Chief Executive Officer, President, and Chairman of the Board	2024	293,955	—	1,677	295,632

Ryan J. Hoffman(3)	2025	126,175	20,000	2,793	148,967
Chief Financial Officer	2024	154,059	—	4,189	158,247

(1)	Consists of discretionary cash bonuses awarded by our compensation committee.

(2)	Consists of the taxable cost of group term life insurance coverage, 401(k) employer matching contributions, and other miscellaneous compensation.

(3)	Mr. Hoffman also serves as Acting Chief Financial Officer for Qualstar Corporation and as Chief Financial Officer for BKF Capital Group, Inc. Accordingly, a portion of his compensation is charged to Qualstar Corporation and BKF Capital Group, Inc. based on the approximate portion of time Mr. Hoffman devotes to each company. The amounts presented in this table represent the net portion of his compensation charged to and incurred by Interlink.

Pay Versus Performance

The following table provides information required to be disclosed by the SEC pursuant to Item 402(v) of Regulation S-K regarding the compensation of our principal executive officer, or PEO, and the compensation of our non-PEO named Executive officers, or NEOs, as compared to Company performance during the past three fiscal years, together with information relating to shareholder returns and net income (loss) for the respective periods.

Year	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO	Average Summary Compensation Table Total for non-PEO Named Executive Officers	Average Compensation Actually Paid to non-CEO Named Executive Officers	Value of Initial Fixed $100 Investment Based On Total Shareholder Return	Net Income (Loss)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
2025	$280,674	$280,674	$128,967	$128,967	$106.98	$(1,615,000)
2024	$295,632	$295,632	$158,247	$158,247	$114.61	$(1,984,000)
2023	$301,677	$301,677	$140,280	$140,280	$156.49	$(383,000)

(a)	As a smaller reporting company, the Company has provided the disclosure required by Item 402(v) for three fiscal years, as permitted by Item 402(v)(8).

(b)	Represents total compensation, as reported in our Summary Compensation Table, for Mr. Bronson, who served as our CEO, President and Chairman of the Board during 2025, 2024 and 2023.

(c)	Compensation actually paid to Mr. Bronson was the same as reported in the Summary Compensation Table for each of 2025, 2024 and 2023 because no stock awards or option awards were reported for Mr. Bronson in those years.

(d)	Represents the average of total compensation, as reported in our Summary Compensation Table, for Mr. Hoffman, who served as a non-PEO Named Executive Officer during 2025, 2024 and 2023, and Dr. Gene Chen, who served as a non-PEO Named Executive Officer during 2023.

(e)	Compensation actually paid to Mr. Hoffman and Dr. Chen was the same as reported in the Summary Compensation Table. For 2025, 2024 and 2023, the Company did not grant any equity awards to the non-PEO Named Executive Officers and therefore no equity-award adjustments were required in calculating compensation actually paid.

(f)	Represents the value on the last trading day of each of 2025, 2024 and 2023 of an investment of $100 in our Common Stock on the last trading day of 2022.

(g)	As shown in the Company’s Consolidated Statements of Operations for the respective periods appearing in Item 8 of our Annual Reports on Form 10-K for such periods.

The following graph demonstrates the relationship between compensation actually paid and total shareholder return for the periods shown.

The following graph demonstrates the relationship between compensation actually paid and net income (loss) for the periods shown.

Outstanding Equity Awards at Fiscal Year End

As of December 31, 2025, the Company had outstanding restricted stock unit awards granted under the Interlink Electronics, Inc. 2016 Omnibus Incentive Plan. In May 2024, the Compensation Committee approved the grant of an aggregate of 46,875 restricted stock units to certain employees, of which 11,250 will vest in 2028, and 35,625 will vest in 2029. No Named Executive Officer held outstanding equity awards as of December 31, 2025.

Executive Officer Employment Agreements

We have entered into employment agreements with each of the Named Executive Officers. The employment agreement with Ryan J. Hoffman was negotiated on our behalf by our Chief Executive Officer with the oversight and approval of the compensation committee of the Board.

Steven N. Bronson. We entered into an employment agreement with Steven N. Bronson, our Chairman, President and Chief Executive Officer, on July 7, 2016. The employment agreement was for an original term of one year and automatically renews for additional one-year periods unless either party elects not to renew or it is otherwise terminated, in either case pursuant to its terms.

Pursuant to his employment agreement, Mr. Bronson receives an annual base salary, currently $278,100, and is entitled to earn and receive bonus compensation based upon the achievement of performance goals, as determined by our compensation committee, in accordance with a bonus plan adopted by us for the applicable year. He is also entitled to participate in our benefit plans, including health insurance, life insurance, disability insurance, and retirement plans.

If Mr. Bronson’s employment terminates due to his death or disability, Mr. Bronson or his beneficiaries will be entitled to receive his base compensation to the end of the monthly pay period immediately following the date of termination and any accrued bonus payments, and all of his unvested and outstanding equity awards shall immediately vest and become exercisable.

If Mr. Bronson’s employment is terminated by him for “good reason”, or by us without “cause”, he will be entitled to receive his base compensation to the date of termination, severance pay equal to twelve months of his base compensation, any earned bonus compensation, employee benefits for twelve months following the date of termination, and any vested company match 401(k) or other retirement contribution, and all of Mr. Bronson’s unvested and outstanding equity awards shall immediately vest and become exercisable.

Mr. Bronson’s employment agreement also provides that upon a “change of control” of the Company, he is entitled to receive an amount in cash equal to twelve months of his base salary then in effect, and all of his unvested and outstanding equity awards will immediately vest and become exercisable.

Ryan J. Hoffman. We entered into an employment arrangement with Ryan J. Hoffman, our Chief Financial Officer, in November 2020. The employment arrangement provides for an annual base salary, which currently is $252,350, and a discretionary annual bonus. Because Mr. Hoffman also serves as Acting Chief Financial Officer for Qualstar Corporation and as Chief Financial Officer for BKF Capital Group, Inc., a portion of his compensation is charged to Qualstar Corporation and BKF Capital Group, Inc., based on the approximate portion of his time Mr. Hoffman devotes to each company. Mr. Hoffman’s employment arrangement provides for “at will” employment and may be terminated at any time by either party. Mr. Hoffman is not entitled to any termination or “change of control” payments or benefits under his employment agreement.

Compensation Recovery Policy

Our Board of Directors has adopted a compensation clawback policy (the “Compensation Recovery Policy”). The policy is designed to enable us to recover incentive-based compensation, including bonuses, stock awards, and other incentive-based payments, from current and former executive officers in the event of a financial restatement resulting from material noncompliance with financial reporting requirements, as determined by the Board. A copy of the policy is included as Exhibit 97.1 to the 2024 Annual Report on Form 10-K.

The policy includes provisions specifying the circumstances under which recovery may be triggered, the types of compensation subject to recovery, the procedures for determining the amount to be recovered, and the mechanisms for implementing the recovery process. The policy is intended to align with Nasdaq’s listing rules related to the recovery of erroneously awarded compensation while also ensuring fairness and consistency in our compensation practices.

We believe that the adoption of the Compensation Recovery Policy enhances transparency and accountability in our executive compensation practices and demonstrates our commitment to upholding strong corporate governance standards. The policy reflects our commitment to maintaining integrity in our financial reporting and ensuring that executive compensation is tied to the achievement of long-term, sustainable performance goals.

Equity Award Grant Practices

With limited exceptions, we do not grant equity awards to our employees, and no equity awards were made to our executive officers during 2025. As described above, the Company does award stock to its non-employee directors on July 15 of each year. The Compensation Committee did not take material nonpublic information into account when determining the timing and terms of equity awards in 2025, and the Company does not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

Pension Benefits and Nonqualified Deferred Compensation

We do not provide a pension plan for our employees, and neither of our Named Executive Officers participated in a non-qualified deferred compensation plan in 2025.

401(k) Plan

We maintain a tax-qualified retirement plan, or the 401(k) plan, that provides eligible employees with an opportunity to save for retirement on a tax-advantaged basis. Eligible employees are able to participate in the 401(k) plan as of the first day of the month following the date they meet the 401(k) plan’s eligibility requirements, and participants are able to defer up to 100% of their eligible compensation subject to applicable annual Code limits. All participants’ interests in their deferrals are 100% vested when contributed. The Company makes matching contributions in an amount equal to 50% of the participant’s deferral contributions, up to $5,000 per participant per year.

Delinquent Section 16(a) Reports

Under Section 16(a) of the Exchange Act, our directors, executive officers, and any persons holding ten percent or more of our Common Stock are required to report their ownership of Common Stock and any changes in that ownership to the SEC and to furnish us with copies of such reports.

Specific due dates for these reports have been established by the SEC, and we are required to report any failure to file on a timely basis. Based solely upon review of copies of Section 16(a) reports filed by our directors, executive officers, and greater than ten percent beneficial owners with the SEC during the most recent fiscal year ended December 31, 2025, there were no reports filed untimely other than for Mr. Wolenski, who failed to timely file one Form 4 reporting two transactions.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than as described below, and other than compensation arrangements for our directors and executive officers which are described where required under the headings “Board of Directors and Corporate Governance – Non-Employee Director Compensation” and “Executive Compensation,” there has not been, nor is there any currently proposed, any transaction or any series of related transactions since January 1, 2024 to which we were or will be a party, in which:

●	the amounts involved exceeded or will exceed $120,000 or 1% of our average total assets at December 31, 2025 and 2024; and

●	any of our directors, executive officers, or beneficial holders of more than 5% of any class of our capital stock, or their immediate family members, had or will have a direct or indirect material interest.

Cost Sharing Arrangements

We have entered into the following cost-sharing arrangements with Qualstar and BKF Capital:

Facilities Agreements

Camarillo, California Facility: We have a facilities agreement with Qualstar to allow us to use a portion of the office and warehouse facility leased by Qualstar in Camarillo, California, and we have agreed to split substantially all rent and lease-related costs on an apportioned basis according to the approximate relative usage levels by each entity. For the years ended December 31, 2025 and 2024, we incurred $85,000 and $79,000, respectively, for our use of Qualstar’s Camarillo facility.

Irvine, California Facility: We entered into facilities agreements with both Qualstar and BKF Capital to allow each the use of a portion of the office previously leased by us in Irvine, California, under which we agreed to split substantially all rent and lease-related costs on an apportioned basis according to the approximate relative usage levels by each entity. For the years ended December 31, 2025 and 2024, we billed Qualstar $21,000 and $19,000, respectively, for Qualstar’s use of our former Irvine office facility. For the years ended December 31, 2025 and 2024, we billed BKF Capital $5,000 and $4,000, respectively, for BKF Capital’s use of our former Irvine office facility.

Bellevue, Washington Facility: We entered into a facilities agreement with Qualstar to allow it to use a portion of the office previously leased by us in Bellevue, Washington, under which we agreed to split substantially all rent and lease-related costs on an apportioned basis according to the approximate relative usage levels by each entity. For the years ended December 31, 2025 and 2024, we billed Qualstar $17,000 and $17,000, respectively, for Qualstar’s use of our former Bellevue office facility.

Consulting Agreements

We have entered into various consulting agreements with Qualstar and BKF Capital pursuant to which certain of the parties’ respective employees and independent contractors provide operational, sales, marketing, general and administrative services to the other entity. Interlink provided such consulting services to Qualstar in the amounts of $288,000 and $335,000 for the years ended December 31, 2025 and 2024, respectively. Interlink did not provide consulting services to BKF Capital for the years ended December 31, 2025 and 2024. Qualstar provided such consulting services to Interlink in the amounts of $59,000 and $58,000 for the years ended December 31, 2025 and 2024, respectively. BKF Capital provided such consulting services to Interlink in the amounts of $0 and $35,000 for the years ended December 31, 2025 and 2024, respectively.

M&A Advisory Consulting Agreement

Until its termination in April 2024, we were party to an M&A advisory consulting services agreement with Bronson Financial LLC, a wholly owned subsidiary of BKF Capital, pursuant to which Bronson Financial LLC provided M&A advisory consulting services to Interlink for $10,000 per month. For the year ended December 31, 2024, we incurred $40,000 for services rendered under this agreement.

Expense Reimbursements

Interlink, Qualstar and BKF Capital occasionally pay expenses on behalf of one another, for which each party reimburses the other party correspondingly. We incurred reimbursable expenses on behalf of Qualstar in the amounts of $102,000 and $79,000 for the years ended December 31, 2025 and 2024, respectively. We incurred reimbursable expenses on behalf of BKF Capital in the amounts of $3,000 and $4,000 for the years ended December 31, 2025 and 2024, respectively. Qualstar incurred reimbursable expenses on behalf of us in the amounts of $43,000 and $21,000 for the years ended December 31, 2025 and 2024, respectively. BKF Capital did not incur any reimbursable expenses on behalf of us in either of the years ended December 31, 2025 and 2024.

Indemnification Agreements

Pursuant to our bylaws, we will indemnify our directors and executive officers to the fullest extent permitted by Nevada law, without limitation as to amount or duration, in the event of any actual or threatened lawsuit or proceeding.

Policies and Procedures for Related Party Transactions

The audit committee has the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 or 1% of our average total assets at December 31, 2025 and 2024 and in which a related person has or will have a direct or indirect material interest. Our policy regarding transactions between us and related persons provides that a related person is defined as a director, executive officer, nominee for director or beneficial owner of over 5% of our Common Stock, and any of their immediate family members. The audit committee charter provides that the committee shall review and approve or disapprove any related party transactions.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes certain information about our equity compensation plans as of December 31, 2025.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders (1)	46,875	—	3,414,848
Equity compensation plans not approved by security holders	—	—	—
Total	46,875	—	3,414,848

(1)	Consists of our 2016 Omnibus Incentive Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of April 2, 2026, for:

●	each of our Named Executive Officers;
●	each of our directors and nominees;
●	all of our executive officers and directors as a group; and
●	each person, or group of affiliated persons, who beneficially owned more than 5% of our Common Stock.

We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares of Common Stock that they beneficially owned, subject to applicable community property laws.

We have based percentage ownership of our Common Stock on 15,750,007 shares outstanding as of April 2, 2026. In computing the number of shares beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares of Common Stock subject to options held by the person that are exercisable on or within 60 days of April 2, 2026, as well as all shares issuable pursuant to restricted stock units held by the person that are subject to vesting conditions expected to occur within 60 days of April 2, 2026. However, we did not deem such shares outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Interlink Electronics, Inc., 48389 Fremont Boulevard, Suite 110, Fremont, California 94538.

	Common Stock
	Beneficially Owned
Name of Beneficial Owner	Number	Percentage
Named Executive Officers and Directors:
Steven N. Bronson(1)	12,152,832	77.2%
Ryan J. Hoffman	—	—
Joy C. Hou(2)	31,299	0.2%
David J. Wolenski	17,156	0.1%
Maria N. Fregosi	8,445	0.1%
All executive officers and directors as a group (5 persons)	12,345,979	77.5%

Other 5% Stockholders:
BKF Asset Holdings, Inc.(3)	2,235,731	14.2%

(1)	Consists of (i) 510,525 shares held by Mr. Bronson individually, (ii) 9,049,815 shares held by SB4 Investments, LLC, of which Mr. Bronson is the managing member, (iii) 2,235,731 shares held by BKF Asset Holdings, Inc., (iv) 317,526 shares held separately by Mr. Bronson’s former spouse, (v) 29,508 shares held separately by Mr. Bronson’s parents, and (vi) 10,000 shares held separately by Mr. Bronson’s acquaintance. Mr. Bronson has voting and/or dispositive power over the shares held by his former spouse, by his parents, and by his acquaintance. BKF Asset Holdings, Inc. is a wholly owned subsidiary of BKF Capital Group, Inc. Mr. Bronson is the Chairman, Chief Executive Officer and majority stockholder of BKF Capital Group, Inc., and has voting and dispositive power with respect to these securities.

(2)	Consists of (i) 20,612 shares held by Ms. Hou jointly with her spouse and (ii) 10,687 shares held by Ms. Hou’s child.

(3)	BKF Asset Holdings, Inc. is a wholly owned subsidiary of BKF Capital Group, Inc. Steven N. Bronson is the Chairman, Chief Executive Officer and majority stockholder of BKF Capital Group, Inc., and has voting and dispositive power with respect to these securities.

OTHER MATTERS

2025 Annual Report and SEC Filings

Our financial statements for the fiscal year ended December 31, 2025 are included in the 2025 Annual Report. The 2025 Annual Report and this Proxy Statement are posted in the “Investors – SEC Filings” section of our website at www.interlinkelectronics.com/sec-filings and are available for viewing, downloading and printing from the SEC at its website at www.sec.gov and also at www.edocumentview.com/LINK . You may also obtain a copy of our 2025 Annual Report and this Proxy Statement without charge by sending a written request to Secretary, Interlink Electronics, Inc., 48389 Fremont Boulevard, Suite 110, Fremont, California 94538.

Deadlines to Propose Actions for Consideration at the 2027 Annual Meeting

Stockholder Proposals for Inclusion in Proxy Statement. Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the 2027 annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2027 annual meeting of stockholders, our Secretary must receive the written proposal at our principal executive offices, located at 48389 Fremont Boulevard, Suite 110, Fremont, California 94538, Attn: Corporate Secretary, no later than December 10, 2026. In addition, stockholder proposals must comply with the requirements of SEC Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials.

Submission of Director Nominations for 2027 Annual Meeting. In order for stockholders to give timely notice of nominations for directors, other than our nominees, for inclusion on a universal proxy card in connection with the 2026 annual meeting of stockholders, notice must be submitted to us at our principal executive offices, located at 48389 Fremont Boulevard, Suite 110, Fremont, California 94538, Attn: Corporate Secretary, no later than March 20, 2027, which is 60 calendar days prior to the one-year anniversary of the date of the Annual Meeting, and must comply with the requirements of Rule 14a-19.

01 - Steven N. Bronson 04 - Joy C. Hou 02 - David J. Wolenski 03 - Maria N. Fregosi 42BV For Withhold For Withhold For Withhold The Sample Company A Proposals — The Board of Directors recommends a vote FOR each Proposal. 048VPD 2. Advisory vote on executive compensation. 1. To elect four directors to serve until the 2027 annual meeting of stockholders or until their successors are duly elected and qualified. For Against Abstain For Against Abstain Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Annual Meeting Proxy Card Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q 3. Ratification of the appointment of LMHS, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2026. 4. Approval of the Interlink Electronics, Inc. 2026 Omnibus Incentive Plan. MMMMMMMMMMMM MMMMMMMMM 1234 5678 9012 345 677936 If no electronic voting, delete QR code and control # 000001MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ MMMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 2024 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T MMMMMMM Online Go to www.investorvote.com/LINK or scan the QR code — login details are located in the shaded bar below. You may vote online or by phone instead of mailing this card. Your vote matters – here’s how to vote! Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/LINK Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/LINK Notice of 2026 Annual Meeting of Stockholders Interlink Electronics, Inc. 48389 Fremont Boulevard, Suite 110 Fremont, California 94538 Proxy Solicited by Board of Directors for Annual Meeting — May 19, 2026 Steven N. Bronson and Ryan J. Hoffman, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Interlink Electronics, Inc. to be held on May 19, 2026 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote “FOR” each Proposal. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Proxy — Interlink Electronics, Inc. C Non-Voting Items q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Change of Address — Please print new address below. Comments — Please print your comments below. Important notice regarding the Internet availability of proxy materials for the 2026 Annual Meeting of Stockholders. This 2025 Annual Report on Form 10-K and Proxy Statement are available for viewing, printing and downloading at www.investorvote.com/Link 2026 Annual Meeting Admission Ticket 2026 Annual Meeting of Interlink Electronics, Inc. Shareholders Tuesday, May 19, 2026, 10:00 A.M., Pacific Time Interlink Electronics, Inc. 48389 Fremont Boulevard, Suite 110 Fremont, CA 94538 Upon arrival, please present this admission ticket and photo identification at the registration desk.